Exhibit 10.5

Amendment Number Two to the
Executive Deferred Compensation Plan
for Oscar Schmidt
(Effective July 1, 2009)

The Executive Deferred Compensation Plan for Oscar Schmidt (the “Plan”) is hereby amended, effective as of January 1, 2018, as follows:

Section 2.14 shall be replaced with the following:

2.14	“Plan Administrator” shall mean the Plan Administrator for the MetLife Retirement Plan, including any person to whom such office has been delegated under the terms of such plan.

In Witness Whereof, MetLife Group, Inc. has caused this amendment to be executed by an officer thereunto duly authorized as of the date set forth below.

MetLife Group, Inc.

By: /s/Andrew J. Bernstein

Date: 3/28/2018